UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    August 18, 2009

www.bmhc.com

Building Materials Holding Corporation

Delaware	001-33192	91-1834269
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 Park Boulevard, Suite 200, Boise, Idaho  83712

(208) 331-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On August 18, 2009, we received notice from the Financial Industry Regulatory Authority (FINRA) stating we had not filed our quarterly report on Form 10-Q for the period ended June 30, 2009.  As a result, our common shares will be removed from quotation on the OTC Bulletin Board (OTCBB) effective September 21, 2009.

Under the voluntary bankruptcy proceedings and restructuring plan as announced in our Form 8-K filed on June 16, 2009, our existing common shares held by shareholders will be extinguished and these shareholders will not receive any distributions.  As a result, we do not intend to request a review with FINRA to appeal the proposed delisting of our common shares.

Additional information regarding our restructuring plan is available on our website at www.bmhc.com.  This information has been prepared according to requirements of federal bankruptcy law and is unaudited and prepared in a format different from that used in consolidated financial statements filed under securities law.  Furthermore, this information is not prepared for the purpose of providing a basis for an investment decision in our common shares or debt.

We undertake no obligation to make any further public announcement with respect to the information filed with the Bankruptcy Court or any matters referred to therein.

We anticipate completing our restructuring in the fourth quarter of 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Building Materials Holding Corporation

Date: September 1, 2009	/s/ Paul S. Street
Paul S. Street
Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary